BRF S.A.

Publically Held Company

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

Exhibit 23, of Brazilian Securities Exchange Comission (“CVM”) Instruction n. 481, of December 17, 2009.

PUBLIC REQUEST FOR A POWER OF ATTORNEY

to the Extraordinary and Annual General Meeting

to be held on April 7th, 2016

1. Inform the name of the company

BRF S.A. (“Company”).

2. Inform the subjects for which the powers of attorney are being requested

The powers of attorney are requested to vote on the subjects listed in the Agenda of the General Meetings, published through the Convening Notice, dated March 1st, 2016, as informed below:

At Extraordinary General Meeting

1.1.        To approve the amendment to Article 5, caput, of the Company's Bylaws, that deals with the capital stock, in order to reflect the new number of shares into which the Company's capital stock is divided, in virtue of the cancellation of shares approved at the Board of Directors' Meeting held on February 25, 2016.

1.2.        To approve the amendment and restatement of the Company's Bylaws, particularly in order to:

(i)            expressly include in the Company's business purpose, the service provision of transportation, logistics and distribution of cargoes and food in general, as its main activity, and the commercialization of commodities in general and the service provision of fuel supply for its own fleet, as supporting activity to the Company's main activity;

(ii)           exclude the mandatory nature of the disclosure for the purchase of shares issued by the Company corresponding to more than one percent (1%) of the share capital;

(iii)          set out the applicable index and the method of calculation of the inflation adjustment levying upon the events of default by the shareholder when paying in the subscribed capital;

(iv)         include express provision on procedures for call of meeting, quorum and recording of shareholders' meeting minutes, as well as the possibility of suspending the exercise of shareholders' rights, as provided for in articles 120, 123, 125, 130 and 135 of the Corporations Act;

(v)          amend rules on the method of election of the Board of Directors' members, meetings and roles of the Board of Directors and Executive Office, replacement of directors and officers in any event of consent or temporary impediment and the method of representation of the Company;

(vi)         include rules on the election of Fiscal Council's members, election of chairman and approval of the Internal Regulation of this entity, exclude the limit of shareholding of Fiscal Council's and Audit Committee's members at entities from other companies and amend certain rules on the composition of the Audit Committee;

(vii)        include the possibility of profit sharing with employees and managers, in compliance with the provision in article 190 of the Corporations Act;

(viii)       include the prescription term for the intent to have dividends not received or claimed, in compliance with the provision in article 287, item II, item "a" of the Corporations Act;

(ix)         amend certain rules relating to the Public Offerto Acquire all shares issued by the Company, in case relevant shareholding is achieved;

(x)          renumber and enhance the wording of certain provisions in the Bylaws.

1.3.        To establish the annual global remuneration of the Management and Fiscal Council's members for the 2016 fiscal year, and re-ratify the annual and global remuneration made in 2015; and

1.4.        To change the mass circulation newspapers in which the Company places its legal publications.

At Annual General Meeting:

2.1.     To examine, discuss and vote the Management Report, Financial Statements and other documents related to the fiscal year ending December 31, 2015, and decide on the allocation of the profits;

2.2.     To ratify the distribution of the remuneration to the shareholders (Interests on Equity and Dividends), as decided by the Board of Directors;

2.3.     To ratify the election of the members of the Board of Directors of the Company, which occurred at meetings held on August 5, 2015 and on March 1, 2016, and also elect a Deputy Chairman of the Board of Directors; and

2.4.     To elect the members of the Fiscal Council of the Company.

All documents applicable to the General Meetings, including those requested by CVM Instruction n. 481/2009, are available to the shareholders, at the Company´s headquarters and at the website: www.brf-global.com/ri, in item Corporate Governance. In addition to the websites of the Brazilian Securities and Exchange Commission (www.cvm.gov.br), BM&FBOVESPA (www.bmfbovespa.com.br) and SEC - Securities and Exchange Commission (www.sec.gov).

3. Identify the individuals or legal entities that promoted, organized or defrayed the cost of the public request for a power of attorney, if only partially, informing:

a. Name and Address.

Company´s Management.

b. Since when is a shareholder of the company.

Not applicable.

c. Number and percentage of shares for each type and class in their ownership.

Not applicable.

d. Number of shares taken on loan.

Not applicable.

e. Total exposure in derivatives benchmarked to shares of the Company.

Not applicable.

f. Corporate, business or family relations existing or maintained during the past 3 years with the company or with parties related to the company, as defined in the accounting laws referencing this matter.

Not applicable.

4. Inform if any of the persons listed under item 3, as well as any their controlling shareholders, subsidiaries, affiliates or associated companies have a special interest in the approval of the matters for which the power of attorney is being requested, describing in detail the nature and extent of any such interest.

Not applicable.

5. Inform the estimated cost of the request for the power of attorney.

The Company estimates the cost for this public request for a power of attorney will be approximately R$ 10,000.00 (ten thousand reais), considering the costs of eventual publications of this Public Request for a Power of Attorney.

6. Inform if:

(a) the company has funded the request for a power of attorney; or

(b) the parties presenting it will seek the reimbursement of such costs from the company.

The Company will fund all the expenses pertaining to this request for a power of attorney.

7. Inform:

a. The address to which this power of attorney should be sent following signature; or

The powers of attorney shall be delivered in attention of the Corporate Governance area, at Rua Hungria, 1,400 – 5th floor, CEP 01455-000, Jardim Europa, São Paulo (SP), in the period from March 14, 2016 and March 31, 2016, from 8:00am until 6:00pm.

Os acionistas deverão apresentar, em conjunto com a procuração em formato físico, os seguintes documentos:

The shareholders shall present, together with the original of the power of attorney, the following documents:

a) Individual Shareholders: (i) identification document with photograph; and (ii) a statement containing the respective shareholding issued by the financial institution responsible for custody;

b) Legal Entity Shareholders: (i) certified copy of the latest corporate bylaws or consolidated articles of association and corporate documentation granting powers of representation (i.e.: minutes of the election of the directors); (ii) identification document of the legal representative(s) with photograph; and (iii) statement containing the respective shareholding, issued by the financial institution responsible for  custody;

c) Investment fund shareholder: certified copy of the latest consolidated fund regulations and the corporate bylaws or articles of association of its administrator or manager, pursuant to CVM Instruction 522/2012, complying with the fund’s voting policy as well as the corporate documentation granting powers of representation (minutes of election of the directors, term(s) of office and/or power of attorney);

d) Foreign Shareholders: The foreign shareholders shall present the same documentation as the Brazilian shareholders with the exception that the corporate documents of the legal entity and the power of attorney shall be notarized and consularized; and

e) Holders of American Depository Shares – ADSs – the holder of ADSs shall be represented by The Bank of New York Mellon, in the position of depository institution, pursuant to the “Deposit Agreement” signed with the Company.

b. If the company accepts powers of attorney over the worldwide web of computers, the instructions for the granting of the power of attorney

The Company will also permit the sending of electronic powers of attorney via the www.centuriata.com platform for voting at the General Meetings.

To access the electronic platform, it will be necessary to register and obtain an access login, the registration process and login being totally free of charge to the Shareholders.

b.1. Timeframe for Voting via Platform:

Between March 14, 2016 and March 31, 2016, at 00:00 a.m.

b.2. Web address:

www.centuriata.com

b.3. Informations to access the Platform:

To vote and be represented on the General Meetings the shareholder shall register on Centuriata’s website – www.centuriata.com

Or request registration by email: info@centuriata.com

POWER OF ATTORNEY

Through this private instrument, the shareholder identified below (“Grantor”), in the capacity of shareholder of BRF S.A., a publically held company enrolled in the tax register (CNPJ/MF) under number 01.838.723/0001-27 with registered offices at Rua Jorge Tzachel, 475, Bairro Fazenda, in the city of Itajaí, state of Santa Catarina, CEP 88301-600 (“Company”), in view of the convening of an Extraordinary and Annual General Meeting of the Company to be held at 11:00 a.m. on April 7th, 2016, at the Company’s headquarters (“E/AGM”), does hereby appoint and constitute as their proxies:

a) Mrs. Ana Luísa Fagundes Rovai Hieaux, Brazilian, married, lawyer, OAB/SP n.º 172.659, CPF n.º 292.717.718-00, domiciled at Rua Hungria, n. 1400, 5th  floor, Jardim Europa, São Paulo (SP), ZIP Code 01455-000 or Mr. Marcus de Freitas Henriques, Brazilian, married, lawyer, OAB/RJ 95.317, CPF nº 873.453.826-72, domiciled at Rua Santa Luzia, n. 651, 34th floor, Center, Rio de Janeiro (RJ), ZIP Code 20021-903, in order to vote IN FAVOR of the matters on the Agenda of the E/AGM, in accordance with the guidance indicated below by the Grantor;

b) Mrs. Fernanda Desio Senra, Brazilian, married, lawyer, OAB/SP n.º 224.188, CPF n.º 301.741.178-84, or Mr. Julio César Marcelino Pires de Mello, Brazilian, single, lawyer, OAB/SP 341.036, CPF nº 406.163.978-10, both domiciled at Rua Hungria, n. 1400, 5th  floor, Jardim Europa, São Paulo (SP), ZIP Code 01455-000, in order to vote AGAINST the matters on the Agenda of the E/AGM, in accordance with the guidance indicated below by the Grantor;

c) Mr. Marcio Alves Sanjar, Brazilian, married, lawyer, OAB/SP n. 286.655, CPF n.º 332.848.168-01, domiciled at Rua Hungria, n. 1400, 5th  floor, Jardim Europa, São Paulo (SP), ZIP Code 01455-000, in order to ABSTAIN on the matters on the Agenda of the E/AGM, in accordance with the guidance indicated below by the Grantor;

granting to the aforementioned proxies powers to, acting solely and regardless of the order of nomination, represent the Grantor at the E/AGM, signing the Shareholders Attendance Register and the minutes of the Extraordinary and Annual General Meeting for the specific ends of voting strictly in conformity with the following guidance:

1.            Extraordinary General Meeting

1.1.        To approve the amendment to Article 5, caput, of the Company's Bylaws, that deals with the capital stock, in order to reflect the new number of shares into which the Company's capital stock is divided, in virtue of the cancellation of shares approved at the Board of Directors' Meeting held on February 25, 2016.

In Favor	Against	Abstain
[ ]	[ ]	[ ]

Place an X in the above space for the chosen option.

1.2.        To approve the amendment and restatement of the Company's Bylaws, particularly in order to: (i) expressly include in the Company's business purpose, the service provision of transportation, logistics and distribution of cargoes and food in general, as its main activity, and the commercialization of commodities in general and the service provision of fuel supply for its own fleet, as supporting activity to the Company's main activity; (ii) exclude the mandatory nature of the disclosure for the purchase of shares issued by the Company corresponding to more than one percent (1%) of the share capital; (iii) set out the applicable index and the method of calculation of the inflation adjustment levying upon the events of default by the shareholder when paying in the subscribed capital; (iv) include express provision on procedures for call of meeting, quorum and recording of shareholders' meeting minutes, as well as the possibility of suspending the exercise of shareholders' rights, as provided for in articles 120, 123, 125, 130 and 135 of the Corporations Act; (v) amend rules on the method of election of the Board of Directors' members, meetings and roles of the Board of Directors and Executive Office, replacement of directors and officers in any event of consent or temporary impediment and the method of representation of the Company; (vi) include rules on the election of Fiscal Council's members, election of chairman and approval of the Internal Regulation of this entity, exclude the limit of shareholding of Fiscal Council's and Audit Committee's members at entities from other companies and amend certain rules on the composition of the Audit Committee; (vii) include the possibility of profit sharing with employees and managers, in compliance with the provision in article 190 of the Corporations Act; (viii) include the prescription term for the intent to have dividends not received or claimed, in compliance with the provision in article 287, item II, item "a" of the Corporations Act; (ix) amend certain rules relating to the Public Offer to Acquire all shares issued by the Company, in case relevant shareholding is achieved; (x) renumber and enhance the wording of certain provisions in the Bylaws.

In Favor	Against	Abstain
[ ]	[ ]	[ ]

Place an X in the above space for the chosen option.

1.3.        To establish the annual global remuneration of the Management and Fiscal Council's members for the 2016 fiscal year, and re-ratify the annual and global remuneration made in 2015; and

In Favor	Against	Abstain
[ ]	[ ]	[ ]

Place an X in the above space for the chosen option.

1.4.        To change the mass circulation newspapers in which the Company places its legal publications.

In Favor	Against	Abstain
[ ]	[ ]	[ ]

Place an X in the above space for the chosen option.

2.            Annual General Meeting

2.1.      To examine, discuss and vote the Management Report, Financial Statements and other documents related to the fiscal year ending December 31, 2015, and decide on the allocation of the profits;

In Favor	Against	Abstain
[ ]	[ ]	[ ]

Place an X in the above space for the chosen option.

2.2.      To ratify the distribution of the remuneration to the shareholders (Interests on Equity and Dividends), as decided by the Board of Directors;

In Favor	Against	Abstain
[ ]	[ ]	[ ]

Place an X in the above space for the chosen option.

2.3.      To ratify the election of Mrs. Renato Proença Lopes, Sérgio Ricardo Miranda Nazaré*, Aldemir Bendine and Henrique Jäger*, as deliberated on the Board of Directors Meetings’ held on August 5, 2015 and on March 1, 2016, as well as to elect Mr. Renato Proença Lopes as the Deputy Chairman of the Board of Directors.

In Favor	Against	Abstain
[ ]	[ ]	[ ]

Place an X in the above space for the chosen option.

* It is hereby established that the election of the substitute members mentioned above (*) will only occur should there be no approval of the reform of the Company Bylaws within the terms of the decision to be taken by the Shareholders in item 1.2. above, as this foresees the extinction of the position of substitute member of the Board of Directors.

2.4.      To elect the members of the Fiscal Council of the Company.

Regular Members	Substitute Members
Attílio Guaspari	Susana Hanna Stiphan Jabra
Marcus Vinicius Dias Severini	Marcos Tadeu de Siqueira
Reginaldo Ferreira Alexandre	Walter Mendes de Oliveira Filho

In Favor	Against	Abstain
[ ]	[ ]	[ ]

Place an X in the above space for the chosen option.

For the purposes of this mandate, the Proxies shall have the power limited to attending the E/AGM and voting in accordance with the guidance above, and the Proxies can also sign on behalf of the Grantor, any document whenever necessary in relation to the said E/AGM, including, for example, the book of attendance of shareholders and the respective minutes in the book itself, without the right or obligation to take any other measures that are not required to fulfill this power of attorney.

Proxies are authorized to abstain from voting on any resolution or matter for which it has not received, at its discretion, sufficiently specific voting instructions.

This power of attorney is valid until the end and the completion of administrative procedures of E/AGM for which it was granted, in first or second call, regardless of when the second call might occur. This power of attorney can be substituted in whole or in part.

Shareholder Identification:

Individual or corporate name of the Shareholder (Grantor)
CPF or CNPJ
Address
Number of shares
Legal Representative Name (if applicable)
Legal Representative Address (if applicable)
Legal Representative Title (if applicable)
Date

Signature: ________________________________________

Shareholders’ Name/Corporate Name:

Name of the Legal Representative of the Shareholder (if applicable):